 Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONSULTING AGREEMENT

THIS AGREEMENT made as of June 23, 2023, by and between Ravi Thakran (“Consultant”) and Wheels Up Partners LLC, a Delaware limited liability company (the “Company” and, sometimes collectively referred to with Consultant as the “Parties”).

WHEREAS, Company desires to obtain the services and experience of the Consultant in connection with the operation of the Company but not limited to matters from time to time as described in Section 1 below (the “Services”), to Company and its subsidiaries and affiliates;

WHEREAS, Consultant desires to provide the Services to the Company;

WHEREAS, the Parties are simultaneously entering into that certain Confidentiality and Restrictive Covenant Agreement dated as of an even date herewith (the “Restrictive Covenant Agreement”) between the Parties and attached hereto as Exhibit A;

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.              Scope of Consultancy: Company hereby retains Consultant for, and Consultant hereby agrees to act as Consultant in providing the Services to the Company. In doing so, Consultant shall perform his duties, responsibilities and functions to the Company to the best of his abilities in a diligent, trustworthy and professional manner and shall comply with the Company’s lawful policies and procedures in all material respects. Consultant represents and warrants to the Company that he or she is not party to any employment, consulting, non-competition, confidentiality or similar agreement that would inhibit his ability to perform Consultant’s obligations under this Agreement. Consultant agrees to indemnify and hold the Company harmless against all losses, costs and damages arising out of or resulting from the inaccuracy or breach of such representations and warranties. The Services means (i) fulfilling the role of Executive Chairman (ii) leadership of the Board of Directors (iii) oversight of the development of the Company’s strategic plan (iv) management of the Interim CEO (and ultimately the permanent CEO) and by extension the leadership team and (vi) and other duties and services as may be necessary to lead the Company. Consultant shall report to the Nominating & ESG Committee of the Board.

2.             Responsibilities of Consultant:

2.1           Consultant will at all times use his best efforts to perform the Services pursuant to this Agreement. Consultant will perform such Services remotely, at certain Company-sponsored events, and from the Company’s offices, as mutually agreed by the Company and Consultant.

2.2           Consultant has no authority to, and Consultant will not, conclude agreements of any kind on behalf of Company other than pursuant to specific instructions from and subject to confirmation and acceptance by Company.

2.3           Consultant has no authority to, and Consultant will not, make any promises, representations, warranties or guarantees on behalf of Company and, if requested by the Company, will clearly indicate in all correspondence and other dealings related directly or indirectly to the businesses of Company that Consultant is acting pursuant to an independent consulting agreement with Company and is not an employee of Company.

2.4           In the performance of the Services, Consultant will promptly notify Company of any information received by Consultant which is likely to be of use or benefit to Company.

2.5           Neither Consultant nor any person, corporation or entity directly or indirectly controlled by Consultant shall, without the prior written consent of Company, for itself or any third party, enter into any other business arrangement with Company.

2.6           Company requires that the Services be rendered by Consultant at a high standard and to the Company’s satisfaction. Consultant represents and warrants that he or she possesses the relevant skills and experience to provide the Services to the standards required by the Company.

3.             Term: Unless terminated earlier pursuant to Section 6, the term of Consultant’s engagement hereunder is effective May 9, 2023 and will continue until the day immediately preceding the Company’s 2024 annual meeting of stockholders.

4.             Payment to Consultant:

4.1           Subject to the terms and conditions hereof, Company shall pay Consultant an annual fee of $665,000.00 USD for the term of the agreement. The Consultant will be paid in monthly installments of $55,417.00 USD within 10 days after the last day of month. The Consulting Fee will be prorated using the number of services days for any partial month.

4.2           Consultant will be eligible for an annual bonus opportunity with a target amount equal to one hundred percent (100%) of the annual Consulting Fee. For the 2023 plan year, Consultant will be eligible for a full-year non-prorated bonus target. The annual bonus payment is based upon Company performance against established performance targets and can be increased or decreased based on the actual results and any other factors determined at the sole discretion of the Board of Directors. The annual bonus payment is typically made no later than March 15 following the performance plan year.

4.3           Consultant will be granted a one-time equity award of 160,000 restricted stock units, which shall vest in equal, annual installments over a two-year period. The first tranche will vest on May 9, 2024, the second tranche will vest on May 9, 2025. Special Equity Award shall be subject to the terms of the Company’s long-term incentive plans and may be amended from time to time at the discretion of the Company.

4.4           Consultant shall receive 50 bonus hours of flight time on a King Air 350i provided you join the Wheels Up Core membership program by paying the current member rate. In order to continue to utilize the awarded flight hours, you are required to pay the annual membership dues of the Wheels Up Core membership program.

Confidential

4.5           Company shall pay Consultant all pre-approved, actual out-of-pocket expenses incurred by Consultant as a result of work performed for Company at Company’s request. Company shall pay the expenses provided such expenses are authorized in advance, in writing, by Company and are supported by appropriate documents acceptable to Company. Company will permit expense reimbursement for up to $800 per night for New York City hotel accommodations. Consultant shall submit monthly invoices for reimbursement for all incurred expenses.

4.6           All taxes related to the Consulting payments which are paid to Consultant pursuant to this Agreement shall be the sole and exclusive responsibility of Consultant. Company has given Consultant no tax advice as to the treatment of such Consulting Fees. Consultant acknowledges that he or she has the sole and complete responsibility to seek tax advice with regard to the tax treatment of such Consulting payments. Should any federal, state or local taxes be determined to be owing on Consulting payments received by Consultant, Consultant shall be solely and completely responsible for such taxes and any penalties and interest thereon; Company shall not be responsible for any such taxes, interest or penalties thereon, nor shall the Company withhold or remit any taxes or any other type of withholding from or in connection with the Consulting payments paid under this Agreement, unless otherwise required to do so by law. Company shall issue Consultant the appropriate IRS Form 1099 to reflect the Consulting payments.

5.             Relationship Created: Consultant is a self-employed independent contractor and is not an employee of Company for any purpose whatsoever. As a result of this Agreement, Company shall not be responsible for providing any unemployment insurance coverage, workers’ compensation coverage or any other insurance coverage or benefit to or on account of Consultant. Consultant agrees, understands and acknowledges that, in his capacity as Consultant he is only entitled to Consulting payments, as the case may be, and he is not eligible for or entitled to any employee bonus payment or benefit of whatever kind or nature from Company and that he or she is not and will not be eligible for or enrolled in any employee benefit or pension plans whatsoever. Consultant acknowledges and agrees that service as a consultant under this Agreement shall not count as covered service or vesting service under any Company employee benefit, deferred compensation or equity plan or arrangement.

6.             Termination: Consultant’s engagement hereunder shall terminate upon the expiration of the Term, except that the engagement may be terminated earlier by (i) Consultant for any or no reason whatsoever, with or without cause, upon thirty (30) days written notice to Company and (ii) Company for “Cause” (as defined below) upon ten (10) days written notice to Consultant (in each case the tenth (10th) day after such notice that is provided in (i) or (ii) of this sentence being the “Termination Date”)). The Company’s obligations under this Agreement to pay further compensation shall cease upon the Termination Date, except that Company will pay Consultant, within thirty (30) calendar days from the Termination Date, in full and complete satisfaction of all of Company’s obligations under this Agreement, the compensation owed to Consultant, as reflected by invoices submitted by Consultant prior to the Termination Date, which have been approved by Company. “Cause” is defined as: (a) Consultant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an affiliate (as the term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended) of the Company (an “Affiliate”, Consultant’s perpetration or attempted perpetration of fraud, or Consultant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or Consultant’s unauthorized appropriation of, or Consultant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (b) any act or acts by Consultant of disloyalty, dishonesty, misconduct, moral turpitude or any other act or acts by Consultant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (c) Consultant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (d) any violation by Consultant of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; and/or (e) any other action that the Company’s Board of Directors or the Compensation Committee of the Board, in their reasonable discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial “Cause.”

Confidential

7.             No Venture: Neither this Agreement nor any provision hereof shall be deemed to constitute a partnership or joint venture as between the parties hereto for any purpose whatsoever, and neither party shall so represent or permit the same to be represented.

8.             Compliance with Restrictive Covenant Agreement: Consultant acknowledges and agrees that in entering into this Agreement, the Company is relying on Consultant’s covenant and promise to at all times comply with the Restrictive Covenant Agreement.

9.             Confidentiality: Neither party shall disclose the financial terms and conditions of this Agreement to any third-party, provided that (i) the Company may disclose such information (x) to its auditors, attorneys, Board of Directors, Affiliates or such other individuals or entities where such disclosure is required as a matter of law or would be required in furtherance of the ordinary course of operation of the Company’s businesses and (y) as may be required by applicable securities law or regulation or rule of any stock exchange and (ii) Consultant may disclose such information (x) to his attorneys, accountants, tax advisors and other representatives who need to know such information if provided on a confidential basis and (y) as may be required by applicable law. Nothing in this Section 9 will restrict either Party from disclosing such information or restricting them from using such information in enforcing their respective rights under this Agreement, the Restrictive Covenant Agreement.

10.           Binding Agreement: Neither Party shall assign, delegate, or otherwise transfer this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, Company may assign, delegate, or otherwise transfer this Agreement without the prior written consent of Consultant in connection with the sale, merger, or consolidation of Company or the portion of its business to which this Agreement relates.

11.           Entire Agreement: This Agreement, the Restrictive Covenant Agreement (attached hereto as Exhibit A), represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matters thereof. This Agreement may not be changed, modified, amended, waived or rescinded except by a written instrument signed by both parties hereto, or, in the case of a waiver, by the party waiving compliance. No waiver by either party of the breach of any term or covenant contained in this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

Confidential

12.           Severability: If any provision of this Agreement is found to be illegal, invalid or unenforceable in whole or in part by a tribunal or other body of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

13.           Counterparts: Delivery of an executed counterpart's signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement. Each such counterpart shall be deemed an original, but all of which together shall constitute one and the same document.

14.           Governing Law and Enforcement: This Agreement shall be deemed executed in the State of New York, and its validity, interpretation, performance and enforcement will be governed by the laws of such state, without regard to conflicts of laws principles. The Parties hereby consent to the exclusive jurisdiction of the federal or state courts in the State of New York in any action or claim arising out of, under or in connection with this Agreement, or the relationship between the Parties hereto.

15.           Notices: All notices or other communications hereunder (a “Notice”) shall be given or made in writing and shall be delivered in person or sent by facsimile or registered or certified air mail, postage prepaid, with return receipt requested, addressed to the other party at the address set forth below or at such other address as may be designated from such party. Any notice or other communication given or made in the manner prescribed in this paragraph shall be deemed to have been received three (3) business days after the giving thereof. A copy of the Notice (which shall not constitute Notice) shall be promptly sent by email.

If to Company:	Wheels Up Partners LLC
601 West 26th Street, Suite 900
New York, NY 10001
Attention: Chief Legal Officer
Email address: Legal@wheelsup.com
With an informational copy to: [***]

If to Consultant:	Ravi Thakran
[***]
[***]

16.           WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS DECIDED TO ENTER INTO THIS AGREEMENT IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Confidential

17.           Survival of Rights: The respective rights and obligations of the parties hereunder shall survive any termination of Consultant’s engagement and/or this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18.           Acknowledgments: The Parties acknowledge that before signing this Agreement, they were given the opportunity to read it, evaluate it and discuss it with their attorneys.

Agreed to by Consultant:

By:	/s/ Ravi Thakran	6/24/2023
Name: Ravi Thakran		Date
Agreed to by and on behalf of Company:

By:	/s/ Stephens Sainte-Rose	6/24/2023
Name: Stevens Sainte-Rose		Date
Title: Chief People Officer

Confidential

Exhibit A

Restrictive Covenant Agreement

As a consultant for Wheels Up Partners LLC and/or its affiliates (collectively, “Company”), I recognize that Company operates in an intensely competitive environment, especially with respect to the innovation, services and pricing that Company provides, and the customers it develops and seeks to develop. I further recognize that Company’s relationships with its members, customers, employees, Company Business Partners (as defined below) and others with whom it has business dealings (collectively, “Business Relationships”) are considered to be valuable and critical assets of Company. I also understand that, during my engagement with Company, I will develop and have access to Company’s Confidential Information, as defined below. I recognize that Company has expended and will expend substantial resources in support of my work and to develop and maintain its Business Relationships and Confidential Information. I understand that Company’s Confidential Information is not known outside of Company, that Company guards the secrecy of its Confidential Information, and that such Confidential Information is of great competitive value to Company. To protect and prevent the unauthorized disclosure of Company’s Confidential Information and to protect its Business Relationships, I hereby agree that all provisions of this Agreement are essential and material terms and conditions of my engagement as of this date:

1.             Non-Competition. Until the last day I am engaged as a consultant, I shall not participate, directly or indirectly, in any business or activity that is in competition with Company and shall not acquire any interest in, manage, control, participate in, consult with, become employed by, or render services to a Company Competitor, as defined below, in the United States or Canada. This provision shall not prohibit me from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of securities of a corporation that is publicly traded, so long as I have no active participation in the business of such corporation.

2.             Non-Solicitation/Non-Interference. I agree that, during my engagement and for a period of twelve (12) months following the effective date of the termination of such engagement for any reason, I will not, in any capacity, directly or indirectly:

a.	Solicit or attempt to Solicit any Restricted Company Customer or Company Business Partner; or

b.	encourage, entice or induce any Restricted Company Customer or Company Business Partner to transfer its business or patronage from Company; or

c.	Solicit, encourage, entice or induce any Company employee to leave his or her employment with Company; or

d.	directly or indirectly hire or cause any person to be hired who was employed by Company at the time of the termination of my Company engagement or during any of the six (6) months preceding such termination.

3.            Non-Disclosure. I will hold the Company’s Confidential Information in the strictest of confidence and further agree that, during my engagement, and at all times after its termination for whatever reason, I will not, in any capacity, directly or indirectly, use, disclose, publish or make available to any person or entity any of such Confidential Information, except such as may be necessary, on a “need to know” basis, in the ordinary course of performing or in connection with my duties as a Company consultant. I further agree not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the faithful performance of my authorized duties or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

4.            Intellectual Property. I agree that Company is the sole and exclusive owner of all right, title and interest in all discoveries, developments, designs, improvements, inventions, innovations, processes, techniques, algorithms, technologies, programs, software, works of authorship, know-how and data (whether or not registerable under copyright, trademark or patent statutes), patents, trade secrets, copyrights, trademarks and proprietary information which I may make, conceive, develop, produce, learn, process or acquire, either individually or jointly with others, that are in any way related to business activities undertaken or contemplated by Company while providing services for Company and all the goodwill associated therewith (collectively, the “Intellectual Property”). I shall promptly and fully disclose to Company all Intellectual Property. I acknowledge and agree that Intellectual Property that is a work of authorship is a ‘‘work for hire” (as that term is used under U.S. copyright law), and Company (or its affiliates, members, associated companies, successors, assigns or nominees) shall be the sole owner of all copyrights in or connected with such Intellectual Property, including without limitation all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any such Intellectual Property. I hereby waive any moral rights that I may have with respect to the Intellectual Property. I hereby irrevocably assign and agree to assign to Company (or its affiliates, members, associated companies, successors, assigns or nominees) my entire right, title and interest in the Intellectual Property, present and future. I agree to take all reasonable actions and cooperate as is necessary to protect and preserve the intellectual and proprietary rights in the Intellectual Property and further agree to promptly execute and deliver any specific assignments or other papers and lawful documents that might be necessary to perfect the sole right, title and interest in Company (or its affiliates, members, associated companies, successors, assigns or nominees) in the Intellectual Property covered in this Agreement and promptly execute and deliver any and all papers and lawful documents required or necessary to obtain and maintain effective patent, copyright or other protection in the Intellectual Property by Company (or its affiliates, members, associated companies, successors, assigns or nominees) or that might otherwise be reasonably requested by Company, during and after my engagement. I irrevocably designate and appoint Company and its duly authorized officers and agents as my agent and attorney-in-fact to execute and file any and all applications and other necessary documents and to do all other lawfully permitted acts to further the prosecution, issuance or enforcement of patents, copyrights, trade secrets and similar protections related to such Intellectual Property with the same legal force and effect as if I had executed them myself.

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5.            Return of Property. I agree that immediately upon termination of my engagement with Company for whatever reason, I will return to Company all of its property and information, including all copies thereof, in whatever form maintained, including, without limitation, documents, records, files, lists (including customer lists and prospective customer lists) and all of Company’s Confidential Information, and will delete all references to such property and information, including Company’s Confidential Information, from any personal mechanical or electronic tiles or devices I own or maintain, in whatever form, after providing only to Company a hard, electrical and/or computerized copy, in usable and readable format, of such property and information.

6.            Subsequent Employment. I will provide a copy of this Agreement to any prospective employer or other person or entity that is considering me for employment or engagement of any business relationship where the terms and restrictions hereof would be relevant to the prospective employer’s consideration of my employment or to my prospective duties and obligations for such employer, so that the obligations and restrictions of this Agreement are fully disclosed.

7.            Injunctive Relief. I agree that money damages would be both incalculable and an insufficient remedy for any breach by me of this Agreement and that any such actual, threatened or continuing breach will cause Company irreparable harm. In the event of any such breach of this Agreement, Company shall be entitled, without the requirement of posting a bond, to seek equitable relief, including temporary, preliminary or permanent injunctive relief and specific performance against me, in any court of competent jurisdiction. Such equitable relief shall not be the exclusive remedy for any breach by me of this Agreement but shall be in addition to any other damages or remedies available at law or in equity to Company. Company’s failure to pursue any of its rights under this Agreement or similar agreements with others shall not prejudice any of Company’s rights under this Agreement.

8.            Scope of Terms. I agree that the terms and restrictions of this Agreement are legitimate and reasonable in light of my access to Confidential Information, substantial contacts with Company’s customers, and Company’s need to develop and market its services and products. I acknowledge that Company markets and sells its services and/or products in North America and that it is reasonable to restrict my activities in the United States and Canada during the time periods provided for herein in accordance with this Agreement. I further acknowledge that after the termination of my engagement with Company for any reason, I will be able to earn a livelihood without violating the foregoing restrictions.

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9.            Non-Disparagement. I agree that I will not at any time, during or after my engagement, to the extent permitted by law, disparage, criticize or ridicule Company or any affiliated or related entity or current or former officers, directors or employees of the Company or any affiliated or related entity, to any individuals or entities with whom Company or any affiliated or related entity has or may have a business relationship or to any third party in the financial services community. Further, I will not make any negative public comments regarding Company or an affiliated entity by way of news interviews, posting comments on, or publishing internet blogs or webpages (whether or not done anonymously) or publishing and/or circulating any other form of media, or the expression of my personal views, opinions or judgments to the media, internet blogs or webpages, or otherwise (whether or not done anonymously).

10.           Enforceability. In the unlikely event that any of the covenants or provisions contained in this Agreement, or any part thereof, is held to be unenforceable because of their duration, scope or the geographic area covered thereby, or for any other reason, the court making such determination shall have the power to reduce the duration, scope and/or geographic area thereof, or otherwise modify such covenant or provision, and enforce such covenant or provision in its reduced or modified form. If any of the covenants or provisions contained in this Agreement, or any part thereof, is held to be invalid or unenforceable in any respect, the same shall not affect the remainder of the covenants or provisions which shall be given full force and effect without regard to the invalid portions.

11.           Definitions:

“Confidential Information” means information that has or could have commercial value or other utility in the business in which Company is engaged or contemplates engaging in, and all information which, if disclosed without authorization, could be detrimental to the interests of Company, including, without limitation, information regarding the identity of Company customers, prospective customers and business plans. Confidential Information includes, without limitation, discoveries, ideas, inventions (whether patentable or not), trade secrets, techniques, and other know-how, business methods, strategies, plans, products, marketing programs, pricing of goods and services, specifications, drawings, sketches, models, samples, data, computer programs, databases, applications, software, documentation, and other technical and business information, works of authorship (whether published or unpublished), customer lists, customer preference and other customer information, prospective customer information, and vendor information. Confidential Information also includes any information received from third parties that Company is obligated to treat as confidential or proprietary. Confidential Information shall not include information that: (i) was in my possession before receipt from Company; (ii) is or becomes a matter of public knowledge through no fault of mine; (iii) is rightfully received by me from a third party without a duty of confidentiality; or (iv) is disclosed under operation of law, provided that I will use reasonable efforts to provide Company with prompt written notice of any such requirement in order to enable Company to seek an appropriate protective order or other remedy, and that I will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

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“Company Business Partner” means any corporation, partnership, sole proprietorship or other entity from which Company purchases or otherwise acquires supplies, materials, services or financing, including but not limited to Company’s suppliers, distributors, advertising agency, public relations agency, vendors and investors.

“Company Competitor” means any individual, corporation, partnership, sole proprietorship, or other entity whose principal business involves marketing, soliciting, or selling products or services directly competitive with products or services being developed, produced, marketed or sold by the Company as of the date of my termination. By way of example, Company Competitors as of the date hereof include NetJets, Flexjet, Sentient, Flight Options, XOJet, Vista Jet, JetLinx, FlyExclusive, PrivateFly and PlaneSense.

“Restricted Company Customer” means any Company customer that I worked with, serviced, or became aware of as a result of my Company engagement.

“Solicit” means to initiate any contact or communication of any kind, including, without limitation, an offer, announcement (including an announcement of a new affiliation), invitation or any request to transact business other than on behalf of Company.

12.           Consideration. I agree that my engagement with Company constitutes good and valuable consideration for this Agreement. I have consulted or been given an opportunity to consult with my personal attorney before signing this Agreement.

13.           Governing Law. This Agreement shall be governed and enforced under the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York located in New York County, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

[Signature page follows.]

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Agreed to by Consultant:
By:	/s/ Ravi Thakran	6/24/2023
Name: Ravi Thakran		Date
Agreed to by and on behalf of Company:

By:	/s/ Stephens Sainte Rose	6/24/2023
	Name: Stevens Sainte-Rose	Date
Title: Chief People Officer

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